Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of the NFT Gaming Company, Inc. on Form S-1 to be filed on or about October 14, 2022 of our report dated February 8, 2022, on our audit of the NFT Gaming Company, Inc.’s financial statements as of December 31, 2021 and for the period from October 27, 2021 (Inception) to December 31, 2021.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, FL

October 14, 2022